UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

BioTime, Inc.

(Exact name of registrant as specified in charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102 Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

(510) 521-3390

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BTX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this report is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

Our board of directors has established July 30, 2019 as the date of our 2019 annual meeting of shareholders (the “2019 Annual Meeting”). This date is more than 60 days after the one-year anniversary of our 2018 annual meeting of shareholders, which was held on May 1, 2018. The record date for shareholders eligible to receive notice of and vote at the 2019 Annual Meeting will be June 10, 2019.

In light of the foregoing, and in accordance with our amended and restated bylaws (the “Bylaws”), in order for shareholder proposals and director nominations to be presented at the 2019 Annual Meeting, the proposing shareholder must notify us of such intention by notice received at our principal executive offices not later than the close of business on May 20, 2019. Shareholder proposals intended for inclusion in our proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on May 20, 2019, which we believe is a reasonable time before we begin to print and mail proxy materials for the 2019 Annual Meeting.

All shareholder notices related to the 2019 Annual Meeting must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices should be directed to: “BioTime, Inc., 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, Attention: Secretary.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: May 10, 2019	By:	/s/ Brian M. Culley
	Name:	Brian M. Culley
	Title:	Chief Executive Officer